                                                                     Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
Aster Insurance Ltd              Bermuda        100%     02/06/90     62-1428220
Harrah's Operating
Company, Inc.                    Delaware       100%     08/08/83     75-1941623
    Dusty Corporation            Nevada         100%     07/02/98     88-0398744
    Harrah South Shore
    Corporation                  California     100%     10/02/59     88-0074793
    Harrah's-Holiday Inns
    of New Jersey, Inc.          New Jersey     100%     09/19/79     62-1071040
    Harrah's Alabama
    Corporation                  Nevada         100%     09/09/93     88-0308027
    Harrah's Arizona
    Corporation                  Nevada         100%     01/26/93     62-1523519
    Harrah's Atlantic
    City, Inc.                   New Jersey     100%     02/13/79     93-0737757
    Harrah's Aviation, Inc.      Tennessee      100%     03/11/63     62-0694622
    HCAL Corporation             Nevada         100%     02/02/94     88-0313169
    Harrah's Crescent City
    Investment Company           Nevada         100%     03/28/97     86-0863877
    Harrah's Illinois
    Corporation                  Nevada         100%     12/18/91     88-0284653
       Van Buren Leasing
       Corporation(1)            Nevada         100%     08/30/96     93-1218215
    Harrah's Indiana
    Casino Corporation           Nevada         100%     09/09/93     88-0308079
    Harrah's Indiana
    Management Corporation       Nevada         100%     09/09/93     88-0308082
    Harrah's Interactive
    Entertainment Company        Nevada         100%     09/21/94     88-0326037
    Harrah's Interactive
    Investment Company           Nevada         100%     09/21/94     88-0326036
    Harrah's Kansas Casino
    Corporation                  Nevada         100%     11/12/93     88-0313173
       HPB Corporation           Kansas         100%     11/13/97     74-2859636
    Harrah's Las Vegas,
    Inc.                         Nevada         100%     03/21/68     88-0116377

-----------------

(1) 100% owned by Des Plaines Development Limited Partnership of which Harrah's Illinois Corporation is 80% partner.

                                                                     Exhibit 21

                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
    Harrah's Laughlin,
    Inc.                       Nevada         100%     07/10/87     88-0230282
    Harrah's Management
    Company                    Nevada         100%     04/07/83     88-0187173
    Harrah's Marketing
    Services Corporation       Nevada         100%     08/21/97     86-0889202
    Harrah's Maryland
    Heights LLC(2)             Delaware        99%     10/16/95     43-1725857
    Harrah's Maryland
    Heights Operating
    Company                    Nevada         100%     06/20/95     88-0343024
    Harrah's Michigan
    Corporation                Nevada         100%     06/15/93     88-0307990
    Harrah's NC Casino
    Company, LLC(3)            North Carolina  99%     04/21/95     56-1936298
    Harrah's New Jersey,
    Inc.                       New Jersey     100%     09/13/78     22-2219370
    Harrah's New Orleans
    Management Company         Nevada         100%     05/21/93     62-1534758
    Harrah's New Zealand
    Inc.                       Nevada         100%     02/18/92     88-0292682
    Harrah's North Kansas
    City LLC(4)                Missouri       100%     12/15/99     62-1802713
    Harrah's of Jamaica, Ltd   Jamaica        100%     07/12/85     N/A
    Harrah's Operating
    Company Memphis, Inc.      Delaware       100%     12/15/99     62-1802711
    Harrah's Pittsburgh
    Management Company         Nevada         100%     06/08/94     88-0320269


-----------------

(2) 54.45% Harrah's Operating Company, Inc., .55% Harrah's Maryland Heights Operating Company, 4.5% Players Maryland Heights, Inc., 40.50% Players Maryland Heights Nevada, Inc.
(3) 99% Harrah's Operating Company, Inc., 1% Harrah's Management Company
(4) Successor by merger with Harrah's-North Kansas City Corporation; 100% Harrah's Operating Company, Inc.

                                                                     Exhibit 21

                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
      Harrah's Reno Holding
      Company, Inc.              Nevada         100%     02/23/88     62-1440237
      Harrah's Shreveport
      Investment Company, LLC    Nevada         100%     12/18/00     62-0292677
      Harrah's Shreveport
      Management Company, LLC    Nevada         100%     12/18/00     62-1839697
      Harrah's Skagit Valley
      Agency Corporation         Nevada         100%     11/08/95     88-0348745
      Harrah's Southeast
      Washington Casino
      Corporation                Nevada         100%     11/21/95     88-0352305
      Harrah's Southwest
      Michigan Casino
      Corporation                Nevada         100%     04/06/95     88-0337476
      Harrah's Travel, Inc.      Nevada         100%     07/30/98     88-0400542
      Harrah's Tunica
      Corporation                Nevada         100%     08/10/92     88-0292680
      Harrah's Vicksburg
      Corporation                Nevada         100%     07/13/92     88-0292320
      Harrah's Washington
      Corporation                Nevada         100%     02/03/94     88-0313171
      Harrah's Wheeling
      Corporation                Nevada         100%     04/29/94     88-0317848
      Riverbank Development
      Corporation                Nevada         100%     08/05/96     88-0365487
      Rio Hotel & Casino,
      Inc.                       Nevada         100%     06/14/88     95-3671082
        Rio Resort
        Properties, Inc.         Nevada         100%     09/04/87     88-0229914
        Rio Properties, Inc.     Nevada         100%     02/24/92     88-0288115
          Cinderlane, Inc.       Nevada         100%     12/29/94     88-3331880
           Twain Avenue, Inc.    Nevada         100%     08/08/97     88-0438885
           McKellar Industrial
           Park Owner's
           Association           Nevada         100%     12/03/84     N/A
          HLG, Inc.              Nevada         100%     10/28/96     88-0371040
           HLG Singapore
           PTE Ltd.              Singapore      100%     01/31/98     N/A

                                                                     Exhibit 21
                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
           PYN, Inc.             New York       100%     01/07/97     88-0438884
         Rio Leasing, Inc.       Nevada         100%     09/10/96     88-0369074
         Rio Development
         Company, Inc.           Nevada         100%     08/28/96     88-0220505
         Rio Vegas Hotel
         Casino, Inc.            Nevada         100%     09/28/88     N/A
    Showboat, Inc.               Nevada         100%     02/16/60     88-0090766
      Showboat Australia
      PTY Limited(5)             Australia       50%     08/11/93     N/A
      Ocean Showboat, Inc.       New Jersey     100%     09/12/83     22-2500790
        Atlantic City
        Showboat, Inc.           New Jersey     100%     01/10/84     22-2500794
        Ocean Showboat
        Finance
        Corporation              New Jersey     100%     12/22/86     22-2773679
      Showboat Development
      Company                    Nevada         100%     06/09/83     88-0227522
        Showboat Canada,
        Inc.                     Canada         100%     06/28/93     N/A
          Dion Showboat,
          Inc.                   Canada         100%     06/28/93     N/A
        Showboat Indiana,
        Inc.                     Nevada         100%     09/13/93     88-0308090
        Showboat
        Louisiana, Inc.          Nevada         100%     05/18/93     88-0302250
        Showboat New
        Hampshire, Inc.          Nevada         100%     07/26/94     None
          Showboat
          Rockingham
          Company, LLC(6)        New Hampshire   50%     09/09/97     [      ]
        Showboat Fifteen,
            Inc.                 Nevada         100%     07/27/94     88-0335287
      Showboat Land
      Company                    Nevada         100%     11/12/97     88-0378914

-----------------

(5) 50% Showboat, Inc., 50% Showboat Development Company
(6) 50% Showboat New Hampshire, Inc., 50% Rockingham Venture, Inc.

                                                                     Exhibit 21
                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
      Showboat Operating
      Company                    Nevada         100%     04/10/73     88-0121120
         Showboat Land LLC(7)    Nevada           1%     11/04/97     88-0382943
      Trigger Real Estate
      Corporation                Nevada         100%     07/02/98     88-0398745
      Waterfront
      Entertainment and
      Development, Inc.(8)       Indiana         99%     07/19/93     35-1897368
      Players International,
      Inc.                       Nevada         100%     05/17/85     95-4175832
        Players Development,
        Inc.                     Nevada         100%     06/17/96     22-3452913
        Players
        Entertainment, Inc.      Nevada         100%     10/11/95     22-3409553
        Players Holding, Inc.    Nevada         100%     10/09/95     88-0346670
          PCI, Inc.              Nevada         100%     08/03/84     95-3949053
          Players Bluegrass
          Downs, Inc.            Kentucky       100%     07/29/93     61-1250331
          Players Lake
          Charles Riverboat,
          Inc.                   Louisiana      100%     12/18/95     22-3414660
          Players LC, Inc.       Nevada         100%     12/18/95     22-3414663
            Players Lake
            Charles, LLC(9)      Louisiana       90%     01/19/96     72-1233908
          Players Maryland
          Heights, Inc.          Missouri       100%     10/06/93     43-1662850
          Players Maryland
          Heights Nevada, Inc.   Nevada         100%     08/21/95     88-0345262
          Players Mesquite
          Golf Club, Inc.        Nevada         100%     01/19/93     72-1233908

-----------------

(7) 1% Showboat Operating Company, 99% Showboat Land Holding Limited Partnership
(8) 99% Harrah's Operating Company, Inc., .5% John Flores, .5% George Pabey
(9) 90% Players LC, Inc., 10% Players Lake Charles Riverboat, Inc. (Manager)

                                                                      Exhibit 21
                          HARRAH'S ENTERTAINMENT, INC.


                              Jurisdiction    Percentage  Date of
                                   of         of          Incorpo-     FEIN
    Name                      Incorporation   Ownership   ration       Number
------------                  -------------   --------    --------     ------
          Players Mesquite
          Land, Inc.             Nevada         100%     04/04/95     88-0335901
          Players Nevada,
          Inc.                   Nevada         100%     12/22/93     88-0318879
          Players Riverboat,
          Inc.                   Nevada         100%     02/03/95     88-0332372
          Players Riverboat
          Management, Inc.       Nevada         100%     02/03/95     88-0332373
            Players Riverboat,
            LLC(10)              Louisiana        1%     02/07/95     72-1297055
              Harrah's Star
              Partnership(11)    Louisiana       99%     08/19/93     72-1246016
         Southern Illinois
         Riverboat/Casino
         Cruises, Inc.           Illinois       100%     12/09/90     37-1272361
             Riverfront Realty
             Corporation         Illinois       100%     11/17/95     43-1727401
         Players Resources,
         Inc.                    Nevada         100%     10/09/95     22-3409555
         Players Services,
         Inc.                    Nevada         100%     10/05/95     22-3400988

------------------

(10)  1% Players Riverboat Management, Inc., 99% Players Riverboat, Inc.
(11)  99% Players Riverboat, LLC, 1% Players Riverboat Management, Inc.